UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2005

RPM International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 777, 2628 Pearl Road, Medina, Ohio		44258
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 273-5090

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

(a) As previously disclosed, effective June 23, 2005, RPM International Inc. ("RPM") received notification that its principal independent registered public accountant, Ciulla, Smith & Dale, LLP ("CS&D"), has declined to stand for re-election after completion of RPM's fiscal 2005 audit and RPM has engaged a new auditor. On August 15, 2005, RPM filed its Annual Report on Form 10-K for the fiscal year ended May 31, 2005 which contained CS&D's report on the fiscal 2005 audit and, as a result, the audit relationship has terminated.

CS&D's reports on RPM's financial statements for each of the fiscal years ended May 31, 2005 and May 31, 2004 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, CS&D's report on management's assessment of internal control over financial reporting as of May 31, 2005 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty or audit scope. During the two fiscal years ended May 31, 2005 and May 31, 2004 and through the date of this Current Report on Form 8-K, there have been no disagreements between RPM and CS&D on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CS&D, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. A letter from CS&D regarding its concurrence with these statements is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
Exhibit No. Description
16.1 Letter from Ciulla, Smith & Dale, LLP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.

August 17, 2005	By:	/s/ P. Kelly Tompkins

Name: P. Kelly Tompkins
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

16.1	Letter from Ciulla, Smith & Dale, LLP